Exhibit 10.22

Execution Version

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is entered into as of October 28, 2020, by and among (i) LianBio, an exempted company organized under the laws of the Cayman Islands (the “Company”), (ii) Konstantin Poukalov (the “Director”), and (iii) Perceptive Life Sciences Master Fund, Ltd., Perceptive Xontogeny Venture Fund, LP, and LEV LB Holdings, LP (collectively, the “Fund”, and together with each of the Fund’s limited partners and general partners, the “Fund Indemnitees”). The Director and the Fund Indemnitees shall be referred to herein individually as the “Indemnitee” and collectively as the “Indemnitees”.

RECITALS

A. The Company and the Indemnitees recognize the continued difficulty in obtaining liability insurance for its directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B. The Company and the Indemnitees further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, shareholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C. The Company desires to attract and retain the services of highly qualified individuals, such as the Director and wishes to provide for indemnification to each Indemnitee.

In view of the considerations set forth above, the Company desires that each Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and each Indemnitee hereby agree as follows:

1.	Indemnification.

(a) Indemnification of Expenses.

(i) Third-Party Claims. The Company shall indemnify and hold harmless the Director to the fullest extent permitted by applicable law if the Director was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness, any threatened, pending action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (a “Claim”) (other than an action by right of the Company) by reason of (or arising in part out of) any event or occurrence related to the fact that the Director is or was a director of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Director while serving in such capacity (an “Agent”) or as a direct or indirect result of any Claim made by any shareholder of the Company against the Director and arising out of or related to any round of financing of the Company (including but not limited to Claims regarding non-

participation, or non-pro rata participation, in such round by such shareholder), or made by a third party against the Director based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by securities or common laws (an “Indemnification Event”) against any and all expenses (if and to the extent reasonable), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company) of such Claim and any federal, state, local or foreign taxes imposed on an Indemnitee as a result of the actual receipt of any payments under this Agreement (collectively, the “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of the Expenses shall be made by the Company as soon as practicable but in any event no later than twenty (20) days after written demand by an Indemnitee therefore is presented to the Company.

(ii) Derivative Actions. If the Director was or is a party or is threatened to be made a party to any Claim by or on behalf of the Company to procure a judgment in its favor by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Director against any amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company) of any such Claim and all Expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such Claim if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company.

(iii) Indemnification of Fund Indemnitees. The Company agrees that, if and whenever a Fund Indemnitee is or was a party or is threatened to be made a party to or is in any way involved in any Claim (including without limitation any such Claim brought by or in the right of the Company), by reason of the fact that (i) the Director is or was an Agent, (ii) by reason of anything done or not done by the Director in such capacity, or (iii) by reason of the fact that a Fund Indemnitee is or was acting as an express agent of the Company upon the request of the Company and solely for the benefit of the Company (provided that the fact that a Fund Indemnitee will incidentally benefit as a shareholder from such action will not alone mean that such action is not or was not solely for the benefit of the Company), the Company shall indemnify each Fund Indemnitee against all Expenses actually and reasonably incurred by such Fund Indemnitee or on such Fund Indemnitee’s behalf in connection with such Claim, except to the extent that any such Expenses arise from a Claim for which the Director is not entitled to indemnification hereunder pursuant to Section 8(a) hereof or under applicable law.

(b) Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined in writing (or in a written opinion, in case the Independent Legal Counsel referred to in Section 1(f) hereof is involved) that an Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance payment of Expenses to an Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that such Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that such Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Company’s board of directors (“Board” or “Board of Directors”), and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(f) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, such Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitees.

(c) Contribution. If the indemnification provided for in Section 1(a) above for any reason other than the statutory limitations of applicable law, is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities in which the Company is jointly liable with such Indemnitee, as the case may be (or would be jointly liable if joined), then the Company, in lieu of indemnifying the Indemnitee thereunder, shall contribute to the amount actually and reasonably incurred and paid or payable by the Indemnitee as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Indemnitee, and (ii) the relative fault of the Company and such Indemnitee in connection with the action or inaction that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such losses, claims, damages, expenses or liabilities.

(d) The Company and the Indemnitees agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined solely by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the United States Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(e) Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitees.

(f) Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitees to payments of the Expenses and Expense Advances under this Agreement or any other agreements or under the Company’s Memorandum and Articles of Association, as amended and restated, Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by the Indemnitees and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees, if and to the extent reasonable), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the extent an Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against all Expenses incurred by the Indemnitee in connection therewith.

2.	Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all Expenses incurred by an Indemnitee. The advances to be made hereunder shall be paid by the Company to the Indemnitee as soon as practicable but in any event no later than twenty (20) days after written demand by the Indemnitee therefor to the Company, which demand will include a statement or statements from the Indemnitee requesting such advance or advances from time to time and must include written evidence from third parties independent of and not connected with the Indemnitee to support the amount of such Expenses to be incurred.

(b) Notice/Cooperation by Indemnitee. An Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, (i) give the Company notice in writing as soon as practicable after receipt of notice of commencement of any Claim made against such Indemnitee for which indemnification will or could be sought under this Agreement; and (ii) give the Company written evidence from third parties independent of and not connected with the Indemnitee to support the amount of the Expenses incurred. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to the Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that an Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of an Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, an Indemnitee shall be entitled to request that the Company assume the defense of such Claim with legal counsel reasonably approved by the Indemnitee, upon the delivery to the Company of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee, and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ separate legal counsel in any such Claim at the Indemnitee’s expense and (ii) if (A) the employment of separate legal counsel by the Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain the legal counsel originally appointed to defend such Claim, then the reasonable fees and expenses of the Indemnitee’s separate legal counsel shall be at the expense of the Company. The Company shall conduct the defense of the Indemnitee in good faith and in consultation with the Indemnitee and legal counsel, and the Company shall not settle any claim against the Indemnitee without the express written consent of the Indemnitee.

3.	Additional Indemnification Rights; Non-exclusivity.

(a) Scope. The Company hereby agrees to indemnify the Indemnitees to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreements, the Company’s Memorandum and Articles of Association, as amended and restated, or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Cayman Islands company to indemnify a member of its board of directors or an officer, employee, controlling person, shareholder, agent or fiduciary, it is the intent of the parties hereto that the Indemnitees shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Cayman Islands company to indemnify a member of its board of directors or an officer, employee, controlling person, shareholder, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.

(b) Non-exclusivity. Notwithstanding anything in this Agreement, the indemnification provided by this Agreement shall be in addition to any rights to which Indemnitees may be entitled under the Company’s Memorandum and Articles of Association, as amended and restated, any agreement, any vote of shareholders or disinterested directors, the laws of the Cayman Islands, or otherwise. Notwithstanding anything in this Agreement, the indemnification provided under this Agreement shall continue as to each Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity.

4.	No Duplication of Payments.

The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against any Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, or the Company’s Memorandum and Articles of Association, as amended and restated, or otherwise) of the amounts otherwise indemnifiable hereunder.

5.	Partial Indemnification.

If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.

6.	Mutual Acknowledgment.

Both the Company and each Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, shareholders, agents or fiduciaries under this Agreement or otherwise. Each Indemnitee understands and acknowledges that if the Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may be required to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.	Liability Insurance.

The Company shall, from time to time, make good faith determinations as to whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company, to the fullest extent permitted by applicable law, with coverage for losses from Claims, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance, an Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors.

8.	Exceptions.

Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify an Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law;

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to an Indemnitee with respect to Claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Memorandum of Association or Articles of Association now or hereafter in effect relating to Claims for Indemnification Events, or (ii) in specific cases if the Board has approved the initiation or bringing of such Claim;

(c) Lack of Good Faith. To indemnify an Indemnitee for any reasonable expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret a right to indemnification under this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d) Claims Under Section 16(b). To indemnify an Indemnitee for expenses and the payment of profits arising from the purchase and sale by such Indemnitee of securities in violation of the provisions of Section 16(b) of the Exchange Act or any similar successor statute if the Company is subject to the informational requirements of the Exchange Act.

9.	Period of Limitations.

No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company against the Indemnitee, the Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5)-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.	Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, controlling person, shareholders, agents or fiduciaries, so that if any Indemnitee is or was or may be deemed a director, officer, employee, controlling person, shareholder, agent or fiduciary of such constituent corporation, or is or was or may be deemed to be serving at the request of such constituent corporation as a director, officer, employee, controlling person, shareholder, trustee, general partner, managing member, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, each Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Director with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, controlling person, shareholder, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, controlling person, shareholder, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if the Director acted in good faith and in a manner the Director reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Director shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c) For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least two-thirds (2/3rds) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(d) For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(f) hereof, who shall not have otherwise performed services for the Company or any Indemnitee within the last two (2) years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(e) For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(f) For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

11.	Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.	Binding Effect; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether any Indemnitee continues to serve as a director, officer, employee, controlling person, shareholder, agent or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

13.	Attorneys’ Fees.

In the event that any action is instituted by an Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, such Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee with respect to such action, regardless of whether any Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to the Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

14.	Notice.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) two (2) business days after deposit with an internationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 14.

15.	Dispute Resolution.

(a) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to and conclusively determined by arbitration upon the demand of any party to the dispute with notice (the “Arbitration Notice”) to the other party or parties.

(b) The Dispute shall be settled by arbitration in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules.

(c) The disputing parties may jointly select one (1) arbitrator, or agree that the Chairman of HKIAC shall select the arbitrator. In the absence of such agreement, there shall be three (3) arbitrators, the claimant to the Dispute, or in the case of multiple claimants, all such claimants acting collectively (the “Claimant”) shall select one (1) arbitrator and the respondent to the Dispute, or in the case of more than one respondent, the respondents acting collectively (the “Respondent”) shall select one (1) arbitrator. All selections shall be made within thirty (30) days after the selecting party gives or receives the demand for arbitration. Such arbitrators shall be freely selected, and neither the Claimant nor the Respondent shall be limited in their selection to any prescribed list. The Chairman of HKIAC shall select the third arbitrator who will act as chairman of the arbitration board. If any arbitrator to be appointed by a party has not been appointed and consented to participate within thirty (30) days after the selection of the first arbitrator, the relevant appointment shall be made by the Chairman of HKIAC.

(d) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(e) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(f) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(g) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of Hong Kong (without regard to principles of conflict of laws thereunder) and shall not apply any other substantive law.

(h) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(i) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(j) Notwithstanding the foregoing in this Section 15, the parties agree that each party shall have the right, without posting any bond, to seek preliminary injunction, temporary restraining order or other temporary relief from any court of competent jurisdiction.

16.	Severability.

The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.	Choice of Law.

This Agreement shall be governed by and construed under the laws of Hong Kong, without giving effect to any choice of law rule that would cause the application of the laws of any other jurisdiction.

18.	Primacy of Indemnification.

Notwithstanding that the Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), the Company (i) shall be the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary); (ii) shall required to advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses, without regard to any rights the Indemnitee may have against any of the Other Indemnitors; and (iii) irrevocably waives, relinquishes and releases the Other Indemnitors for any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by the Other Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 18.

19.	Subrogation.

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitees who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

20.	Amendment and Termination.

No amendment, modification, termination or cancellation to/of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

21.	Integration and Entire Agreement.

Subject to Section 3, this Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

22.	No Construction as Employment Agreement.

Nothing contained in this Agreement shall be construed as giving the Indemnitees any right to be retained in the employ of the Company or any of its subsidiaries.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LIANBIO		Address: LianBio
c/o Ogier Global (Cayman) Limited
89 Nexus Way, Camana Bay
Grand Cayman, KY1-9009, Cayman Islands

By:	/s/ Bing Li
Name:	Bing Li	Attn: Bing Li
Title:	Authorized Representative

[Signature Page to Indemnification Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AGREED TO AND ACCEPTED BY:
Director		Address: 95 Horatio St, apt PhD
NY 10014, New York, United States
By:	/s/ Konstantin Poukalov
Name:	Konstantin Poukalov	Attn: Konstantin Poukalov

AGREED TO AND ACCEPTED BY:
Fund		Address: c/o Perceptive Advisors, LLC
51 Astor Place, 10th Floor, New York
Perceptive Life Sciences Master Fund, Ltd.		NY 10003

By:	/s/ Joseph Edelman
Name:	Joseph Edelman	Attn: James Mannix
Title:	Authorized Representative

Perceptive Xontogeny Venture Fund, LP		Address: c/o Perceptive Advisors, LLC
51 Astor Place, 10th Floor, New York
NY 10003

By:	/s/ Joseph Edelman	Attn: Sam Cohn
Name:	Joseph Edelman
Title:	Authorized Representative

LEV LB Holdings, LP		Address: c/o Perceptive Advisors, LLC
51 Astor Place, 10th Floor, New York
NY 10003

By:	/s/ Joseph Edelman	Attn: Sam Cohn
Name:	Joseph Edelman
Title:	Manager

[Signature Page to Indemnification Agreement]